UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2006
STERLING CONSTRUCTION COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31993 (Commission File Number)	25-1655321 (IRS Employer Identification Number)
20810 Fernbush Lane
Houston, Texas 77073
(Address of principal executive offices)
(281) 821-9091
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A is being filed to correct a typographical error in the Form 8-K filed by the Company on January 25, 2006. In the original filing, the number 17,000,000 appearing in the parenthetical in the first paragraph of Item 7.01 “Regulation FD Disclosure”, should read 1,700,000.
Item 7.01 Regulation FD Disclosure
     On January 25, 2006, Sterling Construction Company, Inc. (the “Company”) completed its public offering of 2,021,758 shares of common stock, par value $0.01 per share (1,700,000 of these shares being sold by the Company and 321,758 of these shares being sold by selling stockholders), as described in the Company’s registration statement on Form S-1 (Registration No. 333-129780) and the related final prospectus dated January 19, 2006 filed with the SEC under Rule 424(b) of the Securities Act of 1933.
     This report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
     The information furnished in this Form 8-K is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.
By:	/s/ Roger M. Barzun
Roger M. Barzun
Vice President

Dated: February 2, 2006